Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-209410) pertaining to the 2011 Option Plan, 2016 Share Option and Incentive Plan, and Non-Plan Share Options of BeiGene, Ltd.,
2.	Registration Statement (Form S-8 No. 333-214064) pertaining to the 2011 Option Plan of BeiGene, Ltd.,
3.	Registration Statement (Form S-8 No. 333-216885) pertaining to the 2016 Share Option and Incentive Plan of BeiGene, Ltd.,
4.	Registration Statement (Form S-3 No. 333-218301) of Beigene, Ltd. and the related prospectus, and
5.	Registration Statement (Form S-3 No. 333-218303) of Beigene, Ltd. and the related prospectus;

of our reports dated February 28, 2018, with respect to the consolidated financial statements of BeiGene, Ltd. and the effectiveness of internal control over financial reporting of BeiGene, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

February 28, 2018